Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-56410) and Form S-8 (Nos. 333-136322, 333-17379, 333-100160, 333-65854, 333-113761 and 333-128987) of SeaChange International, Inc. of our report dated April 17, 2006 except Note 1 which is as of October 19, 2007, relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 19, 2007